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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-14599 and No. 333-134989 on Form S-8 of our reports dated November 24, 2008, relating to the consolidated financial statements of Haynes International Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of the Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective October 1, 2007, and Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, effective September 30, 2007) and the effectiveness of Haynes International Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Haynes International, Inc. for the year ended September 30, 2008.

/s/ DELOITTE & TOUCHE LLP

Indianapolis, IN
November 24, 2008

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  Exhibit 23.1